UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2008

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 24, 2008, the Company entered into the Third Amendment the "Amendment") to the Amended and Restated Loan and Security Agreement dated as of July 3, 2007 (the "Loan Agreement") among the Company and several of its subsidiaries (the "Borrowers") and Wells Fargo Foothill, Inc., as arranger and administrative agent, and the institutional lenders party thereto (the "Lenders"). The Amendment provides for an increase in the maximum amount available under the Loan Agreement to $100,000,000, including $78,000,000 under the revolving credit facility. The Amendment also resets the Company's minimum "EBITDA" and maximum capital expenditure covenants. The remaining material terms of the Loan Agreement remain unchanged by the Amendment. On March 28, 2008, the Company issued a press release announcing, among other things, its entry into the Amendment. The full text of the press release is attached hereto as Exhibit 99.1.

The description of the Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Metalico, Inc. (the "Company" or "Metalico") entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of March 27, 2008, among the Company and the purchasers named therein (the "Purchasers"). The Securities Purchase Agreement provides for the sale by the Company to the Purchasers of a total of approximately 2,925,000 shares of common stock, par value $0.001 (the "Shares"), at a price of $9.75 per share for gross proceeds of approximately $28,500,000. Investors will also receive a total of approximately 1,170,000 warrants for shares of the Company’s stock at an exercise price of $12.65 per share with a term of six years. The transactions contemplated by the Securities Purchase Agreement are expected to close promptly, subject to customary closing conditions. On March 28, 2008, the Company issued a press release announcing, among other things, its entry into a binding Securities Purchase Agreement and describing the transactions contemplated thereby. The full text of the press release is attached hereto as Exhibit 99.1.

All of the Purchasers represented that they were "accredited investors," as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and the sale of the Shares was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act.

In connection with the Securities Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement, dated as of March xx, 2008, and the Company agreed to file a registration statement to register the resale of the Shares within 45 days of the date of closing and to use commercially reasonable efforts to cause the registration statement to be declared effective within 90 days (or 120 days upon receipt of comments from the SEC).

In connection with the private placement, the Company incurred expenses which included, without limitation, commissions to the placement agent, legal and accounting fees, and other miscellaneous expenses, of approximately $x.x million.

The Company intends to use the net proceeds from the offering to reduce outstanding debt and for potential acquisitions.

The Company did not use any form of advertising or general solicitation in connection with the sale of the Shares. The Shares will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption therefrom, and all certificates will be imprinted with a restrictive legend to that effect.

The description of the private placement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement filed as Exhibit 10.2, the form of Registration Rights Agreement filed as Exhibit 10.3, and the form of Warrant filed as Exhibit 10.4 to this Current Report on Form 8-K (collectively, the "Transaction Documents"), all of which are incorporated herein by reference. The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 9.01 Financial Statements and Exhibits.

Ex. 10.1 Third Amendment dated March 24, 2008 to Amended and Restated Loan and Security Agreement, dated as of July 3, 2007, by and among Metalico, Inc. and its subsidiaries signatory thereto as borrowers and Wells Fargo Foothill, Inc., as arranger and administrative agent, and the lenders party thereto.

Ex. 10.2 Securities Purchase Agreement dated as of March xx, 2008 among the Company the investors named therein.

Ex. 10.3 Registration Rights Agreement dated as of March xx, 2008 among the Company and the investors named therein.

Ex. 10.4 Form of Warrant to be issued to investors named in Exhibits 10.1 and 10.2

Ex. 99.1 Press Release dated March 28, 2008.

The information furnished in this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

March 28, 2008	By:	Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Third Amendment dated March 24, 2008 to Amended and Restated Loan and Security Agreement, dated as of July 3, 2007, by and among Metalico, Inc. and its subsidiaries signatory thereto as borrowers and Wells Fargo Foothill, Inc., as arranger and administrative agent, and the lenders party thereto
10.2	Securities Purchase Agreement dated as of March 27, 2008 among the Company and the investors named therein
10.3	Registration Rights Agreement dated as of March 27, 2008 among the Company and the investors named therein
10.4	Form of Warrant to be issued to investors party to agreements identified in Exhibits 10.1 and 10.2 above
99.1	Press Release issued March 28, 2008